EXHIBIT 10.23
                          PLEDGE AND SECURITY AGREEMENT

                      (ACCOUNTS, CHATTEL PAPER, EQUIPMENT,
                    STOCKS AND OTHER SECURITIES, INSTRUMENTS,
                    GENERAL INTANGIBLES, AND OTHER PROPERTY)



                                     BETWEEN

                             STAT HEALTHCARE, INC.,
                                    AS DEBTOR

                                       AND

                         SOUTHWEST BANK OF TEXAS, N.A.,
                                AS SECURED PARTY



                                 AUGUST 29, 1996

                          PLEDGE AND SECURITY AGREEMENT

                       ACCOUNTS, CHATTEL PAPER, EQUIPMENT,
                    STOCKS AND OTHER SECURITIES, INSTRUMENTS,
                     GENERAL INTANGIBLES, AND OTHER PROPERTY


        THIS PLEDGE AND SECURITY AGREEMENT (this "AGREEMENT") is made as of August 29, 1996, between STAT HEALTHCARE, INC., a Delaware corporation with principal offices at 12450 Greenspoint Drive, Suite 1200, Houston, Texas 77060 ("DEBTOR") and SOUTHWEST BANK OF TEXAS, N.A., a national banking association with offices at 1100 Louisiana, Houston, Texas 77002, as Agent ("SECURED PARTY") for itself and the Lenders (hereinafter defined) parties to the Credit Agreement referred to below.


                                    RECITALS

        A. On even date herewith, Debtor, Secured Party, and The Boatmen's National Bank of St. Louis (together with Secured Party, the "LENDERS") are executing a Credit Agreement (such agreement, as may from time to time be amended or supplemented, being hereinafter called the "CREDIT AGREEMENT") pursuant to which, upon the terms and conditions stated therein, the Lenders agree to make loans to Debtor.

        B. The Lenders have conditioned their obligations under the Credit Agreement upon the execution and delivery by Debtor of this Agreement, and Debtor has agreed to enter into this Agreement.

        C. Therefore, in order to comply with the terms and conditions of the Credit Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Debtor hereby agrees with Secured Party as follows:


                                    ARTICLE 1

                                SECURITY INTEREST

        Section 1.01 GRANT OF SECURITY INTEREST. Debtor hereby assigns and grants to Secured Party, as Agent for the Lenders, a security interest in and right of set-off against the assets referred to in Section 1.02 (the "COLLATERAL") to secure the prompt payment and performance of the "OBLIGATIONS" (as defined in Section 2.02) and the performance by Debtor of this Agreement.




                                            -1-
PLEDGE AND SECURITY AGREEMENT
August 29, 1996

        Section 1.02 COLLATERAL. The Collateral consists of the following types or items of property (including property hereafter acquired by Debtor as well as property which Debtor now owns or in which Debtor has rights):

               (a) All of Debtor's accounts, chattel paper, equipment, documents, instruments, and general intangibles including, without limitation, accounts arising from governmental or private healthcare insurance for healthcare services rendered.

               (b) The following securities: all capital stock now or hereafter owned by the Debtor in its Subsidiaries, together with stock certificates and irrevocable stock powers in the Subsidiaries, including but not limited to: Old STAT, Inc., STAT Dialysis Corporation, and STAT Management Corporation (the "PLEDGED SECURITIES").

               (c) (i) The certificates or instruments, if any, representing the securities described in item (b) above, (ii) all dividends (cash, stock, or otherwise), cash, instruments, rights to subscribe, purchase, or sell, and all other rights and property from time to time received, receivable, or otherwise distributed in respect of or in exchange for any or all of such securities, (iii) any related or additional property from time to time delivered to or deposited with Secured Party by or for the account of Debtor; (iv) all property used or usable in connection with any property referred to in this Section 1.02; (v) all proceeds, replacements, additions to, and substitutions for any of the property referred to in this Section 1.02 and claims against third parties; and
        (vi) all books and records related to any of the property referred to in this Section 1.02, including, without limitation, any and all books of account, customer lists, payor lists, and other records relating in any way to the accounts, chattel paper, or instruments referred to in this
        Section 1.02.

               (d) All general intangibles related to any property referred to in this Section 1.02, including, without limitation, all (i) letters of credit, bonds, guaranties, purchase or sales agreements, and other contractual rights (including but not limited to the Designated Contracts), rights to performance, and claims for damages, refunds (including tax refunds), or other monies due or to become due; (ii) orders, franchises, permits, certificates, licenses, consents, exemptions, variances, authorizations, or other approvals by any governmental agency or court; (iii) business records, computer tapes, and computer software; (iv) goodwill; and (v) other intangible personal property, whether similar or dissimilar to the property referred to in this Section 1.02.

It is expressly contemplated that additional property may from time to time be pledged, assigned, or granted to Secured Party as additional security for the Obligations, and the term "COLLATERAL" as used herein shall be deemed for all purposes hereof to include all such additional property, together with all other property of the types described above related thereto.



                                            -2-
PLEDGE AND SECURITY AGREEMENT
August 29, 1996

        Section 1.03 TRANSFER OF COLLATERAL. All certificates or instruments representing or evidencing the Pledged Securities shall be delivered to and held pursuant hereto by Secured Party and shall be indorsed to Secured Party or indorsed in blank by an effective indorsement, all in form, manner, and substance satisfactory to Secured Party. Notwithstanding the preceding sentence, at Secured Party's discretion, all Pledged Securities must be delivered or transferred in such manner as to permit Secured Party to be a "protected purchaser" to the extent of its security interest as provided in Section 8.303 of the Code and to have "control" of such Pledged Securities as provided in
Section 8.106 of the Code. Secured Party shall have the right, at any time in its discretion and without notice to Debtor, to transfer to or to register in the name of Secured Party or any of its nominees any or all of the Pledged Securities. In addition, Secured Party shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Securities for certificates or instruments of smaller or larger denominations. Debtor shall execute and deliver to Secured Party, simultaneously with Debtor's delivery of this Agreement, a financing statement describing the Collateral, in form and substance satisfactory to Secured Party, to be filed in the Office of the Secretary of State of the State of Texas.

        Section 1.04 LOCATION OF COLLATERAL. The Collateral is located or (except as set forth in Section 1.03 or as otherwise permitted by Section 4.01) shall be located only in the places specified in SCHEDULE 1.04 (provided that the Collateral shall be subject to the security interest created by this Agreement irrespective of whether or not the Collateral is located in the such places).


                                    ARTICLE 2

                                   DEFINITIONS

        Section 2.01 TERMS DEFINED ABOVE OR IN THE CREDIT AGREEMENT. As used in this Agreement, the terms defined above shall have the meanings respectively assigned to them. Other capitalized terms which are defined in the Credit Agreement but which are not defined herein shall have the same meanings as defined in the Credit Agreement.

        Section 2.02 CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings, unless the context otherwise requires:

               "ACCOUNTS" means all accounts, chattel paper, and instruments (as such terms are defined in the Code) at any time included in the Collateral.

               "ACCOUNT DEBTOR" means any Person liable (whether directly or indirectly, primarily or secondarily) for the payment or performance of any obligations included in the Collateral, whether as an account debtor (as defined in the Code), obligor on an



                                            -3-
PLEDGE AND SECURITY AGREEMENT
August 29, 1996
        instrument, issuer of documents or securities, guarantor, or otherwise, including, without limitation, governmental and private healthcare insurance providers.

               "AGREEMENT" means this Security Agreement, as the same may from time to time be amended or supplemented.

               "CODE" means the Uniform Commercial Code as presently in effect in the State of Texas, Business and Commerce Code, Chapters 1 through 9. Unless otherwise indicated by the context herein, all uncapitalized terms herein which are defined in the Code shall have their respective meanings as used in Chapter 9 of the Code.

               "EVENT OF DEFAULT" means any event specified in Section 6.01.

               "OBLIGATIONS" means all present and future loans, advances, liabilities, obligations, covenants, duties, and indebtedness of Debtor to Secured Party, and any and all renewals, extensions for any period, rearrangements or enlargements thereof, whether evidenced by any note or other instrument or agreement, whether arising by an extension of credit, letter of credit, overdraft, endorsement, loan, guaranty, indemnification, or otherwise, whether direct or indirect, including, without limitation, any of the foregoing acquired by assignment or participation, absolute or contingent, due or to become due, including, without limitation, Revolving Credit Loans under the Revolving Credit Notes issued by Debtor in favor of each of the Lenders, dated August 29, 1996, each in the original principal amount of $1,500,000.00 and Term Loans under the Term Notes issued by Debtor in favor of each of the Lenders, dated August 29, 1996, each in the original principal amount of $1,750,000.00. The Obligations shall also include all interest, charges, expenses, attorneys' or other fees, and any other sums payable to or incurred by Secured Party in connection with the execution, administration, or enforcement of Secured Party's rights and remedies hereunder or any other agreement with Debtor.

               "OBLIGOR" means any Person, other than Debtor, liable (whether directly or indirectly, primarily or secondarily) for the payment or performance of any of the Obligations whether as maker, co-maker, endorser, guarantor, accommodation party, general partner, or otherwise.

               "PLEDGED SECURITIES" means all of the securities and other property (whether or not the same constitutes a "security" under the Code) referred to in Sections 1.02(b), (c)(i), and (c)(ii) and all additional securities (as that term is defined in the Code), if any, constituting Collateral under this Agreement.





                                            -4-
PLEDGE AND SECURITY AGREEMENT
August 29, 1996

                                    ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES

        In order to induce Secured Party to accept this Agreement, Debtor represents and warrants to Secured Party (which representations and warranties will survive the creation and payment of the Obligations) that:

        Section 3.01 OWNERSHIP OF COLLATERAL; ENCUMBRANCES. Debtor is the legal and beneficial owner of the Collateral free and clear of any adverse claim, lien, security interest, option or other charge or encumbrance except for the security interest created by this Agreement, and Debtor has full right, power, and authority to assign and grant a security interest in the Collateral to Secured Party. This Agreement constitutes a legal, valid, and binding obligation of Debtor enforceable against Debtor in accordance with its terms (except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting creditors' rights and general principles of equity (whether considered in a proceeding in equity or at law)). The execution, delivery and performance of this Agreement will not violate the terms of any contract, agreement, law, regulation, order, injunction, judgment, decree, or writ to which Debtor is subject and does not require the consent or approval of any other Person.

        Section 3.02 NO REQUIRED CONSENT. No authorization, consent, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body (other than the filing of financing statements) is required for (i) the due execution, delivery, and performance by Debtor of this Agreement, (ii) the grant by Debtor of the security interest granted by this Agreement, (iii) the perfection of such security interest or (iv) the exercise by Secured Party of its rights and remedies under this Agreement.

        Section 3.03 FIRST PRIORITY SECURITY INTEREST. The grant of the security interest in the Collateral pursuant to this Agreement creates a valid and perfected first priority security interest in the Collateral, enforceable against Debtor and all third parties (except as limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws of general application relating to or affecting creditors' rights and general principles of equity (whether considered in a proceeding in equity or at law)) and securing payment of the Obligations. None of the Pledged Securities are subject to any restrictions to transfer imposed by the issuer thereof.

        Section 3.04 NO FILINGS BY THIRD PARTIES. No financing statement or other public notice or recording covering the Collateral is on file in any public office (other than any financing statement or other public notice or recording naming Secured Party as the secured party therein), and Debtor will not execute any such financing statement or other public notice or recording so long as any of the Obligations are outstanding.




                                            -5-
PLEDGE AND SECURITY AGREEMENT
August 29, 1996

        Section 3.05 PLEDGED SECURITIES. The Pledged Securities have been duly authorized and validly issued, and are fully paid and non-assessable. The Pledged Securities constitute one hundred percent (100%) of the issued and outstanding shares of capital stock of the issuer thereof.

        Section 3.06 NO NAME CHANGES. Debtor has not, during the preceding five
(5) years, entered into any contract, agreement, security instrument, or other document using a name other than, or been known by or otherwise used any name other than "New STAT, Inc." or the name used by Debtor herein.

        Section 3.07 LOCATION OF DEBTOR AND COLLATERAL. Debtor's chief executive office and Debtor's records concerning the Collateral are located at the address or location set forth in the opening paragraph hereof. The Collateral (other than the Pledged Securities) is located a Debtor's address set forth in the opening paragraph hereof or at the location(s), if any, specified in SCHEDULE
1.04. Any Collateral not at such location(s) nevertheless remains subject to Secured Party's security interest.

        Section 3.08 COLLATERAL. All statements or other information provided by Debtor to Secured Party describing or with respect to the Collateral is or (in the case of subsequently furnished information) will be when provided correct and complete in all material respects. The delivery at any time by Debtor to Secured Party of additional Collateral or of additional descriptions of Collateral shall constitute a representation and warranty by Debtor to Secured Party hereunder that the representations and warranties of this Article 3 are correct insofar as they would pertain to such Collateral or the descriptions thereof.

        Section 3.09  ACCOUNTS.

        (a) Each Account represents the genuine, valid, and legally enforceable indebtedness of an Account Debtor (except as limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws of general application relating to or affecting creditors' rights and general principles of equity (whether considered in a proceeding in equity or at law)) arising from the sale, lease or rendition by Debtor of services and is not and will not be subject to contra accounts, set-offs, defenses, counterclaims, allowances or adjustments (other than discounts for prompt payment shown on the invoice), or objections or complaints by the Account Debtor concerning its liability on the Account.

        (b) The amount shown as to each Account on Debtor's books is or will be the true and undisputed amount owing and unpaid thereon. Each Account arose or shall have arisen in the ordinary course of Debtor's business; PROVIDED, HOWEVER, that any Accounts which arose or hereafter arise outside the ordinary course of Debtor's business shall nevertheless be included as part of the Collateral. Debtor has no knowledge of any bankruptcy, insolvency, or other action affecting creditors' rights with respect to any Account Debtor.



                                            -6-
PLEDGE AND SECURITY AGREEMENT
August 29, 1996

        (c) Each invoice or agreement evidencing the Accounts is or will be due and payable not more than one hundred twenty (120) days from the date thereof; PROVIDED, HOWEVER, that any Accounts not so due and payable shall nevertheless be included as part of the Collateral.

        Section 3.10 DELIVERY OF LETTERS OF CREDIT. With respect to Collateral covered by one or more certificates of title or other documents evidencing ownership or possession thereof, and with respect to any Accounts or other Collateral supported by letters of credit, each of such certificates, documents, or letters of credit has been delivered to Secured Party (provided that all letters of credit referred to in Section 1.02 shall be subject to the security interest created by this Agreement irrespective of whether or not such delivery shall have been made).


                                    ARTICLE 4

                            COVENANTS AND AGREEMENTS

        Debtor will at all times comply with the covenants and agreements contained in this Article 4, from the date hereof and for so long as any part of the Obligations are outstanding.

        Section 4.01 CHANGE IN LOCATION OF DEBTOR. Except as to Pledged Securities that are in the Possess of the Secured Party, Debtor will notify Secured Party on or before the date of any change in location of the Collateral to a location other than that specified in SCHEDULE
1.04.
Debtor will give Secured Party thirty (30) days' prior written notice of (i) the opening or closing of any place of Debtor's business or (ii) any change in the location of Debtor's chief executive office or address.

        Section 4.02 CHANGE IN DEBTOR'S NAME OR CORPORATE STRUCTURE. Debtor will not change its name, identity or corporate structure (including, without limitation, any merger, consolidation, or sale of substantially all of its assets) without notifying Secured Party of such change in writing at least thirty (30) days prior to the effective date of such change. Without the express written consent of Secured Party, however, Debtor will not engage in any other business or transaction under any name other than Debtor's name hereunder.

        Section 4.03 DELIVERY OF LETTERS OF CREDIT AND INSTRUMENTS. Debtor will deliver each letter of credit, if any, included in the Collateral to Secured Party, in each case forthwith upon receipt by or for the account of Debtor. If any Account becomes evidenced by a promissory note, trade acceptance, or any other instrument for the payment of money (other than checks or drafts in payment of Accounts collected by Debtor in the ordinary course of business prior to notification by Secured Party under Section 6.02(h)), Debtor will immediately deliver such instrument to Secured Party appropriately endorsed and, regardless of the form of presentment, demand, notice



                                            -7-
PLEDGE AND SECURITY AGREEMENT
August 29, 1996
of dishonor, protest, and notice of protest with respect thereto, Debtor will remain liable thereon until such instrument is paid in full.

        Section 4.04 SALE, DISPOSITION OR ENCUMBRANCE OF COLLATERAL. Debtor will not in any way encumber any of the Collateral (or permit or suffer any of the Collateral to be encumbered) or sell, assign, lend, or otherwise dispose of or transfer any of the Collateral to or in favor of any Person other than Secured Party.

        Section 4.05 DIVIDENDS OR DISTRIBUTIONS. So long as no Event of Default shall have occurred and be continuing, Debtor shall be entitled to receive and retain any and all dividends and interest paid in respect of the Collateral; PROVIDED, HOWEVER, that any and all

               (a) dividends and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable, or otherwise distributed in respect of, or in exchange for (including, without limitation, any certificate or share purchased or exchanged in connection with a tender offer or merger agreement), any Collateral,

               (b) dividends and other distributions paid or payable in cash in respect of any Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus, or paid-in surplus, or reclassification, and

               (c) cash paid, payable, or otherwise distributed in respect of principal of, or in redemption of, or in exchange for, any Collateral,

shall be, and shall be forthwith delivered to Secured Party to hold as, Collateral and shall, if received by Debtor, be received in trust for the benefit of Secured Party, be segregated from the other property or funds of Debtor, and be forthwith delivered to Secured Party as Collateral in the same form as so received (with any necessary indorsement).

        Section 4.06 PROCEEDS OF COLLATERAL. Except as permitted by Section 4.10, Debtor will deliver to Secured Party promptly upon receipt all proceeds delivered to Debtor from the sale or disposition of any Collateral. If chattel paper, documents, or instruments are received as proceeds, which are required to be delivered to Secured Party, they will be, immediately upon receipt, properly endorsed or assigned and delivered to Secured Party as Collateral. This Section
4.06 shall not be construed to permit sales or dispositions of Collateral except as may be elsewhere expressly permitted by this Agreement.

        Section 4.07 RECORDS AND INFORMATION. Debtor shall keep accurate and complete records of the Collateral (including proceeds). These records shall reflect all facts concerning each Account. Secured Party may upon reasonable prior notice have access to, examine, audit, make extracts from, and inspect without hindrance or delay Debtor's records, files, and the Collateral



                                            -8-
PLEDGE AND SECURITY AGREEMENT
August 29, 1996
during normal business hours. Debtor will promptly provide written notice to Secured Party of all information known to Debtor which in any way relates to or affects the filing of any financing statement or other public notices or recordings, or the delivery and possession of items of Collateral for the purpose of perfecting a security interest in the Collateral. Debtor will also promptly furnish such information as Secured Party may from time to time reasonably request regarding (i) the business, affairs, or financial condition of Debtor or (ii) the Collateral or Secured Party's rights or remedies with respect thereto.

        Section 4.08 REIMBURSEMENT OF EXPENSES. Debtor will pay to Secured Party all reasonable advances, charges, costs, and expenses (including, without limitation, all costs and expenses of retaking, holding, preparing for sale and selling, collecting, or otherwise realizing upon the Collateral if an Event of Default occurs and all attorneys' fees, legal expenses and court costs) incurred by Secured Party in connection with the exercise of Secured Party's rights and remedies hereunder. Debtor hereby assumes all liability for the Collateral, the security interests created hereunder and any use, possession, maintenance, management, enforcement, or collection of any or all of the Collateral. Debtor agrees to indemnify and hold Secured Party harmless from and against and covenants to defend Secured Party against any and all losses, damages, claims, costs, penalties, liabilities, and expenses, including, without limitation, court costs and attorneys' fees, incurred because of, incident to, or with respect to the Collateral (including, without limitation, any use, possession, maintenance, or management thereof), but excluding any losses, damages, claims, costs, penalties, liabilities, or expenses arising solely by reason of the gross negligence or willful misconduct of the Secured Party or the Lenders. All amounts for which Debtor is liable pursuant to this Section 4.08 shall be due and payable by Debtor to Secured Party upon demand. If Debtor fails to make such payment upon demand (or if demand is not made due to an injunction or stay arising from bankruptcy or other proceedings) and Secured Party pays such amount, the same shall be due and payable by Debtor to Secured Party, plus interest thereon from the date of Secured Party's demand (or from the date of Secured Party's payment if demand is not made due to such proceedings) at the Default Rate.

        Section 4.09 FURTHER ASSURANCES. Upon the request of Secured Party, Debtor shall (at Debtor's expense) execute and deliver all such assignments, certificates, financing statements, or other documents and give further assurances and do all other acts and things as Secured Party may reasonably request to perfect Secured Party's interest in the Collateral or to protect, enforce, or otherwise effect Secured Party's rights and remedies hereunder.

        Section 4.10  ACCOUNTS.

        (a) Prior to notification by Secured Party under Section 6.02(g), Debtor will collect the Accounts in the ordinary course of its business and may retain the proceeds of such collections
(subject to Section 4.03).




                                            -9-
PLEDGE AND SECURITY AGREEMENT
August 29, 1996

        (b) Debtor will not modify, extend, or substitute any contract, the terms of which shall at any time have given rise to an Account, except in the ordinary course of business or with the prior written consent of Secured Party. Debtor will not re-date any invoice or sale or make sales with an extended payment date beyond that customary in the industry, and in no event longer than 120 days. Debtor shall not adjust, settle, discount, or compromise any of the Accounts, except in the ordinary course of business or with the prior written consent of Secured Party.

        (c) Debtor will duly perform or cause to be performed all of Debtor's obligations with respect to the Accounts and the underlying transactions giving rise to the Accounts

        Section 4.11 STOCK POWERS. Debtor shall furnish to Secured Party such stock powers and other instruments as may reasonably be required by Secured Party to assure the transferability of the Collateral when and as often as may reasonably be requested by Secured Party.

        Section 4.12 RIGHTS TO SELL. If Secured Party shall determine to exercise its rights to sell all or any of the Collateral pursuant to its rights hereunder, Debtor agrees that, upon request of Secured Party, Debtor will, at its own expense:

               (a) use its best efforts to qualify the Collateral under the state securities or "Blue Sky" laws and to obtain all necessary governmental approvals for the sale of the Collateral, as requested by Secured Party;

               (b) use its best efforts to cause each such issuer to make available to its security holders, as soon as practicable, an earnings statement which will satisfy the provisions of Section 11(a) of the Securities Act; and

               (c) use its best efforts to do or cause to be done all such others acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law.

Debtor further acknowledges the impossibility of ascertaining the amount of damages which would be suffered by Secured Party and the Lenders by reason of the failure by Debtor to perform any of the covenants contained in this Section
4.12 and consequently agrees that if Debtor shall fail to perform any of such covenants, it shall pay, as liquidated damages, and not as penalty, an amount equal to the value of the Collateral on the date the Secured Party shall demand compliance with this Section 4.12.

        Section 4.13 VOTING AND OTHER CONSENSUAL RIGHTS. Except to the extent otherwise provided in subsection 6.06(d), Debtor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement; PROVIDED, HOWEVER, that Debtor shall not exercise or refrain



                                            -10-
PLEDGE AND SECURITY AGREEMENT
August 29, 1996
from exercising any such right if such action would have a material adverse effect on the value of the Collateral or any part thereof; PROVIDED FURTHER that upon request of Secured Party at any time or from time to time, Debtor shall give Secured Party prompt written notice of the manner in which Debtor has exercised, or the reasons for refraining from exercising, any such right.

        Section 4.14 PLEDGED SECURITIES PERCENTAGE. The Pledged Securities will at all times constitute one hundred (100) percent of the issued and outstanding shares of capital stock of the issuer thereof.


                                    ARTICLE 5

                   RIGHTS, DUTIES, AND POWERS OF SECURED PARTY

        The following rights, duties, and powers of Secured Party are applicable irrespective of whether an Event of Default occurs and is continuing (except as such rights, duties, and powers may otherwise be limited as specifically set forth below):

        Section 5.01 DISCHARGE ENCUMBRANCES. Secured Party may, at its option, discharge any taxes, liens, security interests, or other encumbrances at any time levied or placed on the Collateral, may pay for insurance on the Collateral and may pay for the maintenance and preservation of the Collateral. Debtor agrees to reimburse Secured Party upon demand for any payment so made, plus interest thereon from the date of Secured Party's demand at the Highest Lawful Rate.

        Section 5.02 TRANSFER OF COLLATERAL. Secured Party may transfer any or all of the Obligations, and upon any such transfer Secured Party may transfer its interest in any or all of the Collateral and shall be fully discharged thereafter from all liability therefor. Any transferee of the Collateral shall be vested with all rights, powers, and remedies of Secured Party hereunder.

        Section 5.03 CUMULATIVE AND OTHER RIGHTS. The rights, powers, and remedies of Secured Party hereunder are in addition to all rights, powers and remedies given by law or in equity.
 The
exercise by Secured Party of any one or more of the rights, powers, and remedies herein shall not be construed as a waiver of any other rights, powers, and remedies, including, without limitation, any other rights of set-off. If any of the Obligations are given in renewal, extension for any period, or rearrangement, or applied toward the payment of debt secured by any lien, Secured Party shall be, and is hereby, subrogated to all the rights, titles, interests, and liens securing the debt so renewed, extended, rearranged, or paid.




                                            -11-
PLEDGE AND SECURITY AGREEMENT
August 29, 1996

        Section 5.04  DISCLAIMER OF CERTAIN DUTIES.

        (a) The powers conferred upon Secured Party by this Agreement are to protect its interest in the Collateral and shall not impose any duty upon Secured Party to exercise any such powers. Debtor hereby agrees that Secured Party shall not be liable for, nor shall the indebtedness evidenced by the Obligations be diminished by, Secured Party's delay or failure to collect upon, foreclose, sell, take possession of, or otherwise obtain value for the Collateral.

        (b) Secured Party shall be under no duty whatsoever to make or give any presentment, notice of dishonor, protest, demand for performance, notice of non-performance, notice of intent to accelerate, notice of acceleration, or other notice or demand in connection with any Collateral or the Obligations, or to take any steps necessary to preserve any rights against any Obligor, Account Debtor or other Person. Debtor waives any right of marshaling in respect of any and all Collateral, and waives any right to require Secured Party to proceed against any Obligor, Account Debtor, or other Person, exhaust any Collateral, or enforce any other remedy which Secured Party now has or may hereafter have against any Obligor or other Person.

        Section 5.05 MODIFICATION OF OBLIGATIONS; OTHER SECURITY. Debtor waives
(i) any and all notice of acceptance, creation, modification, rearrangement, renewal, or extension for any period of any instrument executed by any Obligor in connection with the Obligations and (ii) any defense of any Obligor by reason of disability, lack of authorization, cessation of the liability of any Obligor, or for any other reason. Debtor authorizes Secured Party, without notice or demand and without any reservation of rights against Debtor and without affecting Debtor's liability hereunder or on the Obligations, from time to time to (x) take and hold other property, other than the Collateral, as security for the Obligations, and exchange, enforce, waive, and release any or all of the Collateral, (y) during the occurrence and continuance of an Event of Default only, apply the Collateral in the manner permitted by this Agreement, and (z) during the occurrence and continuance of an Event of Default only, renew, extend for any period, accelerate, amend or modify, supplement, enforce, compromise, settle, waive, or release the obligations of any Obligor or any instrument or agreement of such other Person with respect to any or all of the Obligations or Collateral.

        Section 5.06 CUSTODY AND PRESERVATION OF THE COLLATERAL. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which comparable secured parties accord comparable collateral, it being understood and agreed, however, that none of Secured Party nor any Lender shall have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders, or other matters relative to any Collateral, whether or not Secured Party has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against Persons or entities with respect to any Collateral.




                                            -12-
PLEDGE AND SECURITY AGREEMENT
August 29, 1996

                                    ARTICLE 6

                                EVENTS OF DEFAULT

        Section 6.01 EVENTS. It shall constitute an Event of Default under this Agreement if an Event of Default occurs and is continuing under the Credit Agreement.

        Section 6.02 REMEDIES. Upon the occurrence and during the continuance of any Event of Default, Secured Party may take any or all of the following actions without notice (except where expressly required below or in the Credit Agreement) or demand to Debtor:

               (a) Declare all or part of the indebtedness pursuant to the Obligations immediately due and payable and enforce payment of the same by Debtor or any Obligor.

               (b) Take possession of the Collateral, or at Secured Party's request Debtor shall, at Debtor's cost, assemble the Collateral and make it available at a location to be specified by Secured Party which is reasonably convenient to Debtor and Secured Party. Secured Party may, at its option, render any equipment unusable that may be included in the Collateral, or, at Secured Party's request, Debtor will render it unusable. In any event, Debtor shall bear the risk of accidental loss or damage to or diminution in value of the Collateral, and neither Secured Party nor any Lender will have any liability whatsoever for failure to obtain or maintain insurance, nor to determine whether any insurance ever in force is adequate as to amount or as to risk insured.

               (c) Sell, in one or more sales and in one or more parcels, or otherwise dispose of any or all of the Collateral in any commercially reasonable manner as Secured Party may elect, in a public or private transaction, at any location as deemed reasonable by Secured Party either for cash or credit or for future delivery at such price as Secured Party may deem fair, and (unless prohibited by the Code, as adopted in any applicable jurisdiction) Secured Party may be the purchaser of any or all Collateral so sold and may apply upon the purchase price therefor any Obligations secured hereby. Any such sale or transfer by Secured Party either to itself or to any other Person shall be absolutely free from any claim of right by Debtor, including any equity or right of redemption, stay, or appraisal which Debtor has or may have under any rule of law, regulation, or statute now existing or hereafter adopted. Upon any such sale or transfer, Secured Party shall have the right to deliver, assign, and transfer to the purchaser or transferee thereof the Collateral so sold or transferred. It shall not be necessary that the Collateral or any part thereof be present at the location of any such sale or transfer. Secured Party may, at its discretion, provide for a public sale, and any such public sale shall be held at such time or times within ordinary business hours and at such place or places as Secured Party may fix in the notice of such sale. Secured Party shall not be obligated to make any sale pursuant



                                            -13-
PLEDGE AND SECURITY AGREEMENT
August 29, 1996
        to any such notice. Secured Party may, without notice or publication, adjourn any public or private sale by announcement at any time and place fixed for such sale, and such sale may be made at any time or place to which the same may be so adjourned. In the event any sale or transfer hereunder is not completed or is defective in the opinion of Secured Party, such sale or transfer shall not exhaust the rights of Secured Party hereunder, and Secured Party shall have the right to cause one or more subsequent sales or transfers to be made hereunder. In the event that any of the Collateral is sold or transferred on credit, or to be held by Secured Party for future delivery to a purchaser or transferee, the Collateral so sold or transferred may be retained by Secured Party until the purchase price or other consideration is paid by the purchaser or transferee thereof, but in the event that such purchaser or transferee fails to pay for the Collateral so sold or transferred or to take delivery thereof, Secured Party shall incur no liability in connection therewith. If only part of the Collateral is sold or transferred such that the Obligations remain outstanding (in whole or in part), Secured Party's rights and remedies hereunder shall not be exhausted, waived or modified, and Secured Party is specifically empowered to make one or more successive sales or transfers until all the Collateral shall be sold or transferred and all the Obligations are paid.

               (d) Take possession of all books and records of Debtor pertaining to the Collateral. Secured Party shall have the authority to enter upon any real property or improvements thereon in order to obtain any such books or records, or any Collateral located thereon, and remove the same therefrom without liability.

               (e) Apply proceeds of the disposition of the Collateral to the Obligations in any manner elected by Secured Party and permitted by the Code or otherwise permitted by law or in equity. Such application may include, without limitation, the reasonable expenses of retaking, holding, preparing for sale or other disposition, and the reasonable attorneys' fees and legal expenses incurred by Secured Party.

               (f) Appoint any Person as agent to perform any act or acts necessary or incident to any sale or transfer by Secured Party of the Collateral.

               (g) Receive, change the address for delivery, open and dispose of mail addressed to Debtor, and to execute, assign, and endorse negotiable and other instruments for the payment of money, documents of title, or other evidences of payment, shipment, or storage for any form of Collateral on behalf of and in the name of Debtor.

               (h) Notify or require Debtor to notify Account Debtors that the Accounts have been assigned to Secured Party and direct such Account Debtors to make payments on the Accounts directly to Secured Party and take all other action as may be necessary to effectuate such assignment. To the extent Secured Party does not so elect, Debtor shall



                                            -14-
PLEDGE AND SECURITY AGREEMENT
August 29, 1996
        continue to collect the Accounts. Secured Party or its designee shall also have the right, in its own name or in the name of Debtor, to do any of the following: (i) to demand, collect, receipt for, settle, compromise any amounts due, give acquittances for, prosecute or defend any action which may be in relation to any monies due or to become due by virtue of, the Accounts; (ii) to sell, transfer, assign or otherwise deal in the Accounts or the proceeds thereof, as fully and effectively as if Secured Party were the absolute owner thereof; (iii) to extend the time of payment of any of the Accounts, to grant waivers and make any allowance or other adjustment with reference thereto; (iv) to endorse the name of Debtor on notes, checks, or other evidences of payments on Collateral that may come into possession of Secured Party; (v) to take control of cash and other proceeds of any Collateral; (vi) to sign the name of Debtor on any invoice relating to any Collateral, or any drafts against Account Debtors or other persons making payment with respect to Collateral; (vii) to send a request for verification of Accounts to any Account Debtor; and (viii) to do all other acts and things necessary to carry out the intent of this Agreement.

               (i) Exercise all other rights and remedies permitted by law or in equity.

        Section 6.03 ATTORNEY-IN-FACT. Upon the occurrence and during the continuance of an Event of Default only, Debtor hereby irrevocably appoints Secured Party as Debtor's attorney-in-fact, with full authority in the place and stead of Debtor and in the name of Debtor or otherwise, from time to time in Secured Party's discretion upon the occurrence and during the continuance of an Event of Default, but at Debtor's cost and expense and without notice to Debtor:

               (a) To obtain, adjust, sell, and cancel any insurance with respect to the Collateral, and endorse any draft drawn by insurers of the Collateral. Secured Party may apply any proceeds or unearned premiums of such insurance to the Obligations (whether or not due).

               (b) To take any action and to execute any assignment, certificate, financing statement, notification, document, or instrument which Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse, and collect all instruments made payable to Debtor representing any payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

        Section 6.04 ACCOUNT DEBTORS. Any payment or settlement of an Account made by an Account Debtor will be, to the extent of such payment or to the extent provided under such settlement, a release, discharge, and acquittance of the Account Debtor with respect to such Account, and Debtor shall take any action as may be required by Secured Party in connection therewith. No Account Debtor on any Account will ever be bound to make inquiry as to the



                                            -15-
PLEDGE AND SECURITY AGREEMENT
August 29, 1996
termination of this Agreement or the rights of Secured Party to act hereunder, but shall be fully protected by Debtor in making payment directly to Secured Party.

        Section 6.05 LIABILITY FOR DEFICIENCY. If any sale or other disposition of Collateral by Secured Party or any other action of Secured Party hereunder results in reduction of the Obligations, such action will not release Debtor from its liability to Secured Party for any unpaid Obligations, including costs, charges and expenses incurred in the liquidation of Collateral, together with interest thereon, and the same shall be immediately due and payable to Secured Party at Secured Party's address set forth in the opening paragraph hereof.

        Section 6.06 REASONABLE NOTICE. If any applicable provision of any law requires Secured Party to give reasonable notice of any sale or disposition or other action, Debtor hereby agrees that ten days' prior written notice shall constitute reasonable notice thereof. Such notice, in the case of public sale, shall state the time and place fixed for such sale and, in the case of private sale, the time after which such sale is to be made.

        Section 6.07 NON-JUDICIAL ENFORCEMENT. To the extent permitted by law,
(i) Secured Party may enforce its rights hereunder without prior judicial process or judicial hearing, and (ii) Debtor expressly waives any and all legal rights which might otherwise require Secured Party to enforce its rights by judicial process.

        Section 6.08 PLEDGED SECURITIES. Upon the occurrence and during the continuance of an Event of Default:

               (a) All rights of Debtor to receive the dividends and interest payments which it would otherwise be authorized to receive and retain pursuant to Section 4.05 shall cease, and all such rights shall thereupon become vested in Secured Party who shall thereupon have the sole right to receive and hold as Collateral such dividends and interest payments, but Secured Party shall have no duty to receive and hold such dividends and interest payments and shall not be responsible for any failure to do so or delay in so doing.

               (b) All dividends and interest payments which are received by Debtor contrary to the provisions of this Section 6.08 shall be received in trust for the benefit of Secured Party, shall be segregated from other funds of Debtor and shall be forthwith paid over to Secured Party as Collateral in the same form as so received (with any necessary indorsement).

               (c) Secured Party may exercise any and all rights of conversion, exchange, subscription, or any other rights, privileges, or options pertaining to any of the Pledged Securities as if it were the absolute owner thereof, including without limitation, the right to exchange at its discretion, any and all of the Pledged Securities upon the merger,



                                            -16-
PLEDGE AND SECURITY AGREEMENT
August 29, 1996
        consolidation, reorganization, recapitalization, or other readjustment of any issuer of such Pledged Securities or upon the exercise by any such issuer or Secured Party of any right, privilege, or option pertaining to any of the Pledged Securities, and in connection therewith, to deposit and deliver any and all of the Pledged Securities with any committee, depository, transfer agent, registrar, or other designated agency upon such terms and conditions as it may reasonably determine, all without liability except to account for property actually received by it, but Secured Party shall have no duty to exercise any of the aforesaid rights, privileges, or options and shall not be responsible for any failure to do so or delay in so doing.

               (d) If the issuer of any Pledged Securities is the subject of bankruptcy, insolvency, receivership, custodianship, or other proceedings under the supervision of any court or governmental agency or instrumentality, then all rights of Debtor to exercise the voting and other consensual rights which Debtor would otherwise be entitled to exercise pursuant to Section 4.13 with respect to the Pledged Securities issued by such issuer shall cease, and all such rights shall thereupon become vested in Secured Party who shall thereupon have the sole right to exercise such voting and other consensual rights, but Secured Party shall have no duty to exercise any such voting or other consensual rights and shall not be responsible for any failure to do so or delay in so doing.


                                    ARTICLE 7

                            MISCELLANEOUS PROVISIONS

        Section 7.01 NOTICES. Any notice required or permitted to be given under or in connection with this Agreement shall be given in accordance with the notice provisions of the Credit Agreement.

        Section 7.02 AMENDMENTS AND WAIVERS. Secured Party's acceptance of partial or delinquent payments or any forbearance, failure or delay by Secured Party in exercising any right, power or remedy hereunder shall not be deemed a waiver of any obligation of Debtor or any Obligor, or of any right, power, or remedy of Secured Party; and no partial exercise of any right, power, or remedy shall preclude any other or further exercise thereof. Secured Party may remedy any Event of Default hereunder or in connection with the Obligations without waiving the Event of Default so remedied. Debtor hereby agrees that if Secured Party agrees to a waiver of any provision hereunder, or an exchange of or release of the Collateral, or the addition or release of any Obligor or other Person, any such action shall not constitute a waiver of any of Secured Party's other rights or of Debtor's obligations hereunder. This Agreement may be amended only by an instrument in writing executed jointly by Debtor and Secured Party and may be



                                            -17-
PLEDGE AND SECURITY AGREEMENT
August 29, 1996
supplemented only by documents delivered or to be delivered in accordance with the express terms hereof.

        Section 7.03 COPY AS FINANCING STATEMENT. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral is sufficient as a financing statement, and the same may be filed with any appropriate filing authority for the purpose of perfecting Secured Party's security interest in the Collateral.

        Section 7.04 POSSESSION OF COLLATERAL. Secured Party shall be deemed to have possession of any Collateral in transit to it or set apart for it (or, in either case, any of its agents, affiliates or correspondents).

        Section 7.05 REDELIVERY OF COLLATERAL. If any sale or transfer of Collateral by Secured Party results in full satisfaction of the Obligations, and after such sale or transfer and discharge there remains a surplus of proceeds, Secured Party will deliver to Debtor such excess proceeds in a commercially reasonable time; PROVIDED, HOWEVER, that Secured Party shall not be liable for any interest, cost, or expense in connection with any delay in delivering such proceeds to Debtor.

        Section 7.06 GOVERNING LAW; JURISDICTION. This Agreement and the security interest granted hereby shall be construed in accordance with and governed by the laws of the State of Texas (except to the extent that the laws of any other jurisdiction govern the perfection and priority of the security interests granted hereby). Debtor consents to and submits to in personam jurisdiction and venue in the state district and county courts of the county wherein Secured Party's offices are located at the address specified in the opening paragraph hereof, and in the Federal District Courts of the district wherein such offices of Secured Party are located. This submission to jurisdiction is nonexclusive and does not preclude Secured Party or any Lender from obtaining jurisdiction over Debtor or the Collateral in any court having jurisdiction.

        Section 7.07  CONTINUING SECURITY AGREEMENT.

        (a) Except as may be expressly applicable pursuant to Section 9.505 of the Code, no action taken or omission to act by Secured Party hereunder, including, without limitation, any action taken or inaction pursuant to Section 6.02, shall be deemed to constitute a retention of the Collateral in satisfaction of the Obligations or otherwise to be in full satisfaction of the Obligations, and the Obligations shall remain in full force and effect, until Secured Party shall have applied payments (including, without limitation, collections from Collateral) towards the Obligations in the full amount then outstanding or until such subsequent time as is hereinafter provided in subsection (b) below.

        (b) To the extent that any payments on the Obligations or proceeds of the Collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be



                                            -18-
PLEDGE AND SECURITY AGREEMENT
August 29, 1996
repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law, or equitable cause, then to such extent the Obligations so satisfied shall be revived and continue as if such payment or proceeds had not been received by Secured Party, and Secured Party's security interests, rights, powers, and remedies hereunder shall continue in full force and effect. In such event, this Agreement shall be automatically reinstated if it shall theretofore have been terminated pursuant to Section 7.08.

        Section 7.08 TERMINATION. The grant of a security interest hereunder and all of Secured Party's rights, powers, and remedies in connection therewith shall remain in full force and effect until Secured Party has retransferred and delivered all Collateral in its possession to Debtor, and executed a written release or termination statement and reassigned to Debtor without recourse or warranty any remaining Collateral and all rights conveyed hereby. Upon the complete payment of the Obligations and the compliance by Debtor with all covenants and agreements hereof, Secured Party, at the written request and expense of Debtor, will release, reassign and transfer the Collateral to Debtor and declare this Agreement to be of no further force or effect. Notwithstanding the foregoing, the reimbursement and indemnification provisions of Section 4.08 and the provisions of subsection 7.07(b) shall survive the termination of this Agreement.

        Section 7.09 COUNTERPARTS, EFFECTIVENESS. This Agreement may be executed in two or more counterparts. Each counterpart is deemed an original, but all such counterparts taken together constitute one and the same instrument. This Agreement becomes effective upon the execution hereof by Debtor and delivery of the same to Secured Party, and it is not necessary for Secured Party to execute any acceptance hereof or otherwise signify or express its acceptance hereof.

DEBTOR:                                     STAT HEALTHCARE, INC.



                                       By:
                                                   Ned E. Chapman
                                                   Chief Financial Officer



                                            -19-
PLEDGE AND SECURITY AGREEMENT
August 29, 1996

                               FINANCING STATEMENT


        This Financing Statement is presented to a filing officer for filing pursuant to the Uniform Commercial Code.

1.      The name and address of the Debtor is:

               STAT HEALTHCARE, INC.
               12450 Greenspoint Drive
               Suite 1200
               Houston, Texas 77060

2.      The name and address of the Secured Party is:

               SOUTHWEST BANK OF TEXAS, N.A.
               1100 Louisiana
               Houston, Texas 77002

3.      This Financing Statement covers the following Collateral:

               (a) All of Debtor's accounts, chattel paper, equipment, documents, instruments, and general intangibles, including, without limitation, accounts arising from governmental or private healthcare insurances for healthcare services rendered.

               (b) The following securities: all capital stock now or hereafter owned by the Debtor in its Subsidiaries, together with stock certificates and irrevocable stock powers in the Subsidiaries, including but not limited to: Old STAT, Inc., STAT Dialysis Corporation and STAT Management Corporation.

               (c) (i) The certificates or instruments, if any, representing the securities described in item (b) above, (ii) all dividends (cash, stock, or otherwise), cash, instruments, rights to subscribe, purchase, or sell, and all other rights and property from time to time received, receivable, or otherwise distributed in respect of or in exchange for any or all of such securities, (iii) any related or additional property from time to time delivered to or deposited with Secured Party by or for the account of Debtor; (iv) all property used or usable in connection with any property referred to in this Paragraph 3; (v) all proceeds, replacements, additions to and substitutions for any of the property referred to in this Paragraph 3 and claims against third parties; and
        (vi) all books and records related to any of the property referred to in this Paragraph 3, including, without limitation, any and all books of account, customer lists, payor lists, and other records


                                            -1-
PLEDGE AND SECURITY AGREEMENT
August 29, 1996
        relating in any way to the accounts, chattel paper, or instruments referred to in this Paragraph 3.

               (d) All general intangibles related to any property referred to in this Paragraph 3, including, without limitation, all (i) letters of credit, bonds, guaranties, purchase or sales agreements, and other contractual rights (including but not limited to the Designated Contracts), rights to performance, and claims for damages, refunds (including tax refunds), or other monies due or to become due; (ii) orders, franchises, permits, certificates, licenses, consents, exemptions, variances, authorizations, or other approvals by any governmental agency or court; (iii) business records, computer tapes, and computer software; (iv) goodwill; and (v) other intangible personal property, whether similar or dissimilar to the property referred to in this Paragraph 3.


DEBTOR:                                     STAT HEALTHCARE, INC.


                                       By:
                                                   Ned E. Chapman
                                                   Chief Financial Officer



                                           -2-
PLEDGE AND SECURITY AGREEMENT
August 29, 1996